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                                                                     EXHIBIT 4.4



                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT ("Agreement"), made as of ___________, 1999, by and among Orius Corp., a Florida corporation (the "CORPORATION"), HIG Cable, Inc., a Cayman Island corporation (the "INVESTOR," and together with its successors and assigns, the "INVESTORS"), and the other persons set forth on the signature pages hereto (each individually, together with its successors and assigns, an "EXECUTIVE" and collectively, the "EXECUTIVES"). All of the stockholders of the Corporation, other than the Investor and Management, are sometimes referred to herein as the "COMPANY STOCKHOLDERS." The Investor and the Executives are sometimes collectively referred to herein as the "STOCKHOLDERS" and individually as a "STOCKHOLDER." Capitalized terms used herein are defined in Section 10 hereof.

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. At any time, a majority of the Investors may request registration under the Securities Act of all or part of their Stockholder Shares on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS"), and a majority of the Investors may request registration under the Securities Act of all or part of their Stockholder Shares on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this
Section 1(a) are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Stockholder Shares requested to be registered and the requested per share price range, if any, for such offering.

                  (b) LONG-FORM REGISTRATIONS. The Investors shall be collectively entitled to request (i) two Long-Form Registrations in which the Corporation will pay all Registration Expenses ("CORPORATION-PAID LONG-FORM REGISTRATIONS") and (ii) two Long-Form Registrations in which the Investors shall pay their share of the Registration Expenses as set forth in Section 7 hereof. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration will count as one of the permitted Long-Form Registrations unless the Investors are able to register and sell at least fifty percent (50%) of the Stockholder Shares requested by them to be included in such registration; provided that in any event the Corporation will pay all Registration Expenses in connection with any registration initiated as a Corporation-Paid Long-Form Registration whether or not it has become effective.

                  (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to Section 1(b), a majority of the Investors shall be entitled to request ten Short-Form Registrations in which the Corporation will pay all Registration Expenses; provided that the Corporation and the securities meet the eligibility requirements for such forms and provided further that the Short Form Registration shall only be effective for 90 days and shall be subject to



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no sale periods if in the reasonable judgment of the Corporation such Short Form
Registration conflicts with the Corporation's business plans or another existing or proposed registration statement. Demand Registrations shall be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. The Corporation shall use its best efforts to make Short-Form
Registrations on Form S-3 available for the sale of Stockholder Shares.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. Upon the Corporation's commencement of a Demand Registration, the Corporation shall mail notice thereof to all Investors and the Investors shall have twenty (20) days after such mailing date to notify the Corporation of the number of shares they desire to sell in such offering. The Corporation shall not include in any Demand Registration any securities which are not Stockholder Shares owned by the Investors without the prior written consent of a majority in interest of the Investors. If a Demand Registration is an underwritten offering and the managing underwriters advise the Corporation in writing that in their opinion the number of registerable securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Investors requesting registration, the Corporation shall include in such registration prior to the inclusion of any securities which are not Stockholder Shares owned by the Investors the number of Stockholder Shares owned by the Investors requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Corporation shall not be obligated to effect any Demand Registration within six months after the effective date of a previous underwritten registration of equity securities. The Corporation may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation notifies the Investors that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of the Corporation or any of its subsidiaries; provided that in such event, the Investors initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such registration.

                  (f) SELECTION OF UNDERWRITERS. A majority in interest of the Investors shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the Corporation, which will not be unreasonably withheld. The Corporation will have the right to select the investment banker(s) and manager(s) to administer any offerings other than Demand Registrations.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Corporation shall not grant to any person the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Investors; provided that the Corporation may grant rights to other persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Investors with respect to such Piggyback Registrations.

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         2.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Corporation proposes to register any of its Common Stock (either on its own behalf or on behalf of others) under the Securities Act (other than a transaction described under Rule 145 of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Forms S-4, S-8 or their successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of the Stockholders (a "PIGGYBACK REGISTRATION"), the Corporation shall give prompt written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of the Stockholders with respect to which the Corporation has received written requests for inclusion therein within 15 days after the receipt of the Corporation's notice.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the Stockholders shall be paid by the Corporation in all Piggyback Registrations.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell, (ii) second, the Stockholder Shares of Mr. Jeffery J. Ebersole in the amount of his Preference Amount if at least twenty percent (20%) of his Stockholder Shares were not sold in the Corporation's initial Public Offering; provided, however, that this priority shall only apply to such number of shares received by Mr. Ebersole pursuant to that certain Stock Exchange Agreement among North American Tel-Com Group, Inc. and Jeffery J. Ebersole, dated March 31, 1998, (iii) third, the Stockholder Shares of the Investors and the Company Stockholders up to an amount equal to twenty-five percent (25%) of the Stockholder Shares held by each of them as of the date they became stockholders (as adjusted to reflect any stock split, stock dividend or other form of recapitalization) (the "PREFERENCE AMOUNT"), and (iv) fourth, all other Stockholder Shares of all Stockholders requested to be included in such registration. The Preference Amount for each applicable Stockholder shall be adjusted from time to time by (i) subtracting the number of Stockholder Shares either (A) sold in a Public Sale by such Stockholder or (B) saleable in a Piggyback Registration that was consummated and pursuant to which the Stockholder declined to participate in whole or in part, and (ii) adding or subtracting the number of Stockholder Shares to appropriately reflect stock splits, dividends and other recapitalizations.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities requested to be included therein by the Stockholder exercising its Demand Registration, (ii) second, the Stockholder Shares of the Investors and the Company Stockholders to the extent of their Preference Amounts and (iii) third, all other




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Stockholder Shares of all Stockholders requested to be included in such registration.

                  (e) OTHER REGISTRATIONS. If the Corporation has previously filed a registration statement with respect to the Stockholder Shares of the Investors pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Corporation shall not without the consent of the Investors file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

                  (f) PRORATION OF ELIGIBLE SHARES. In the event of any registration pursuant to this Section 2 where the full amount of the Stockholder Shares of a particular group of Stockholders (e.g., the Investors and/or the Company Stockholders) requested to be included in such registration cannot be included in full, then the number of Stockholder Shares available for registration shall be allocated among such group pro rata based upon the number of Stockholder Shares requested to be included in such registration by each member of the group. The obligation of the Corporation to include any Stockholder's Stockholder Shares in a Piggyback Registration shall be subject to the advice of the managing underwriter of such Public Offering, which may take into account the size of the offering, market conditions and the appropriateness of the Stockholder's participation if he is an employee, officer or director of the Corporation.

         3. CURRENT STOCKHOLDING. The Stockholders acknowledge and agree that Schedule A hereto is an accurate list of the number of shares of Common Stock and the percentage ownership of the Corporation held by each of the Stockholders as of the date hereof on a fully diluted basis.

         4. LOCKUP AGREEMENTS.

                  (a) Each Stockholder agrees not to effect any Public Sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any (i) underwritten Demand Registration or any underwritten Piggyback Registration in which Stockholder Shares are included (except as part of such underwritten registration) or (ii) a Public Offering, in each case unless the underwriters managing such Public Offering and the Corporation otherwise agree. In the event that (x) the Investors initiate a Demand Registration prior to thirty (30) days after the expiration of a Public Offering lockup period, (y) the Company Stockholders were prohibited from participating in such Public Offering pursuant to Section 2(f), and (z) the Company Stockholders are prohibited from participating in the Demand Registration pursuant to Section 1(d), then the Company Stockholders shall be allowed to sell their Stockholders Shares pursuant to Rule 144 of the Securities Act for a period of at least thirty (30) days after the expiration of the lockup period for such Public Offering before becoming subject to the lockup period for the Investor's Demand Registration.

                  (b) The Corporation agrees (i) not to effect any public sale or distribution of its



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equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the Public Offering otherwise agree, and (ii) to use its reasonable best efforts to cause each holder of at least 5% of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Corporation at any time after the date of this Agreement (other than in a Public Offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing such Public Offering otherwise agree.

         5. REGISTRATION PROCEDURES. Whenever a Stockholder has requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the Investors covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);



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                  (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a Nasdaq national market security within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

                  (g) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit the Stockholder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of

                                      -6-





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material, furnished to the Corporation in writing, which in the reasonable judgment of the Investor and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order;

                  (m) obtain a cold comfort letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholder may reasonably request (provided that the Stockholder's Stockholder Shares constitute at least 10% of the securities covered by such registration statement); and

                  (n) if the offering is underwritten and at the request of any seller of Stockholder Shares, use its best efforts to furnish on the date that the Stockholder Shares are delivered to the underwriters (if any) for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Corporation for the purpose of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Corporation, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.














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         6.       REGISTRATION EXPENSES.

                  (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, fees of transfer agents and registrars, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the NASD automated quotation system.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Corporation shall reimburse the Stockholders for the reasonable fees and disbursements of one counsel to the extent the Stockholders request separate counsel from the Corporation.

                  (c) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         7.       INDEMNIFICATION.

                  (a) The Corporation agrees to indemnify, to the extent permitted by law, the participating Stockholders (in their capacity as a seller of securities and not as an officer of the Corporation), their officers and directors and each person who controls the Investors (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by the Stockholder expressly for use therein or by the Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Investor.



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                  (b) In connection with any registration statement in which the
Stockholder is participating, the Stockholder shall furnish to the Corporation in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall only have to indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Stockholder to the Corporation for specific use in such registration statement, prospectus or amendment or supplement thereto and which remained in the final prospectus delivered to the purchaser of such securities; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Stockholder from the sale of Stockholder Shares pursuant to such registration statement.

                  (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnified party shall be able to assume defense if the indemnifying party does not diligently pursue the defense of the indemnified party. In addition, no indemnifying party should, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

                  (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Stockholder exercising rights under this



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



Agreement, or any controlling person of any such Stockholder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Corporation and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Stockholder is responsible for the portion represented by the percentage that the Public Offering price of its registered securities offered by the registration statement bears to the Public Offering price of all securities offered by such registration statement, and the Corporation is responsible for the remaining portion; provided, however, that in any such case, (A) no such Stockholder will be required to contribute any amount in excess of the net proceeds received by it from the sale of its registered securities covered by such registration statement (as further reduced by any damages or other amounts such Stockholder was otherwise required to pay in connection with such losses, claims, damages or liabilities); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         9. INFORMATION. The Corporation agrees, so long as any Stockholder holds any Stockholder Shares, to use all reasonable efforts to (i) timely file with the Securities and Exchange Commission all reports required to be filed by the Corporation under the Securities Exchange Act of 1934, as amended, and (ii) provide each Stockholder, upon request, information sufficient to enable such Stockholder to sell Stockholder Shares under Rule 144 and Rule 144A of the Securities Act; provided, however, the Corporation shall have no liability to any Stockholder under this Section 9 unless the Corporation fails to perform after 30 days prior written notice of a previous failure to perform.

         10. DEFINITIONS.

         "COMMON STOCK" means any and all of the Corporation's common stock issued and outstanding at any given point (whether Vested Shares or Unvested Shares), and includes (i) all classes of common stock, and (ii) any securities issued or issuable with respect to the capital stock



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referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.

         "COMPANY STOCKHOLDERS" shall have the meaning set forth in the preamble.

         "CORPORATION" shall have the meaning set forth in the preamble and shall include all of the Corporation's subsidiaries.

         "CORPORATION-PAID LONG-FORM REGISTRATIONS" shall have the meaning set forth in Section 1(b) hereof.

         "DEMAND REGISTRATIONS" shall have the meaning set forth in Section 1(a) hereof.

         "EXECUTIVE" shall have the meaning set forth in the preamble and shall include their permitted successors and assigns.

         "INVESTOR" shall have the meaning in the preamble.

         "LONG-FORM REGISTRATIONS" shall have the meaning set forth in Section 1(a) hereof.

         "MANAGEMENT" means Mercurio & Associates, P.A., GMS Consulting Group, Inc., Messrs. William J. Mercurio, Joseph Powers, Thomas Strahan, Robert Garrett and Ms. Rosemarie Mulholland.

         "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 2(a) hereof.

         "PREFERRED STOCK" means any series of preferred stock issued by the Corporation.

         "PUBLIC OFFERING" means the offer and sale of the Corporation's Common Stock in an offering registered under the Securities Act.

         "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

         "REGISTRATION EXPENSES" shall have the meaning set forth in Section 6(a) hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SHORT-FORM REGISTRATIONS" shall have the meaning set forth in Section 1(a) hereof.

         "STOCKHOLDER" shall have the meaning as set forth in the preamble and shall include their permitted successors and assigns.

         "STOCKHOLDERS" shall have the meaning as set forth in the preamble.

         "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, including without limitation, Unvested Shares and Vested Shares, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any Common Stock issuable upon conversion of the Preferred Stock, and (iv) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder.

         "UNVESTED SHARES" means (i) any Common Stock purchased or otherwise acquired by an Executive which is subject to vesting requirements or, as a result of an agreement with the Corporation or the Investor, other contractual risk of forfeiture, and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, upon the occurrence of the event or action which causes the Executive to have vested rights in all or any portion of such Common Stock or otherwise removes the substantial risk of forfeiture, the portion of such Common Stock as to which "vesting" occurred shall become Vested Shares.

         "VESTED SHARES" means (i) any Common Stock purchased or otherwise acquired by a Stockholder which is free of vesting requirements and substantial risk of forfeiture from contractual restrictions through an agreement with the Corporation or the Investor, (ii) any Common Stock which would be issuable upon conversion of the Preferred Stock at the Conversion Rate applicable at such time, and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that, notwithstanding the foregoing, all of the Common Stock receivable upon conversion of the Preferred Stock shall be "Vested Shares."

         11. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and unless signed by the party against whom such modification, amendment or waiver is to be enforced. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. ENTIRE AGREEMENT. Except as expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

         15. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         16. REMEDIES. The Corporation, the Investors, and the Executives shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, any Investors and any Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         17. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Corporation's address is:

               Orius Corp.
               1401 Forum Way, Suite 400
               West Palm Beach, Florida 33401
               Attn:  William J. Mercurio, President

               and a copy of all notices sent to the Corporation should be sent to:

               Akerman Senterfitt & Eidson, P.A.
               Las Olas Centre, Suite 950
               450 East Las Olas Boulevard
               Fort Lauderdale, Florida 33301
               Attn:  Donn Beloff, Esq.

         18. GOVERNING LAW. This Agreement will be construed and interpreted in accordance with and governed by the internal laws of the State of Delaware.

         19. TERMINATION. The provisions of this Agreement shall expire on February 26, 2009.

         20. ENFORCEMENT. The Corporation shall use its best efforts to enforce this Agreement for the equal benefit of all Stockholders and shall take all actions necessary to effect the foregoing.

         21. CONSENT TO JURISDICTION; SERVICE OF PROCESS. The Corporation and the Stockholders all hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida or in New Castle County, Delaware in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         22. WAIVER OF JURY TRIAL. THE CORPORATION AND THE STOCKHOLDERS ALL HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have agreed to this Registration Rights Agreement as of the day and year first written above.

                                 ORIUS CORP.


                                 By:
                                    ----------------------------------
                                 Its
                                    ----------------------------------

                                 HIG CABLE, INC.


                                 By:
                                    ----------------------------------
                                 Its
                                    ----------------------------------